Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of
Federated Insurance Series

In planning and performing our audits of the financial s tatements of Federated American Leaders
Fund II, Federated Capital Appreciation Fund II, Federat ed Capital Income Fund II, Federated
Equity Income Fund II, Federated Fund for U.S. Government
 Securities II, Federated High
Income Bond Fund II, Federated International Equity Fund
II, Federated Kaufmann Fund II,
Federated Market Opportunity Fund II, Federated Mid Cap G rowth Strategies Fund II, Federated
Prime Money Fund II, and Federated Quality Bond Fund II ( collectively, the "Funds"), each a portfolio of Federated Insurance Series, as of and for the year ended December 31, 2008, in
accordance with the standards of the Public Company Accoun ting Oversight Board (United
States), we considered the Funds' internal control over fin ancial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to c omply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this respons ibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a pro cess designed to provide reasonable assurance regarding the reliability of financial reporting an d the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A
company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable det ail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2 ) provide reasonable assurance that transactions are recorded as necessary to permit preparation o f financial statements in accordance with generally accepted accounting principles, and that receip ts and expenditures of the company are being made in accordance with authorizations of management and directors of the company;
and (3) provide reasonable assurance regarding prevention or ti mely detection of the unauthorized acquisition, use, or disposition of the company's assets that c ould have a material affect on the financial statements.

Because of its inherent limitations, internal control over fina ncial reporting may not prevent or detect misstatements. Also, projections of any evaluation of ef fectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that
the degree of compliance with the policies or procedures may de teriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal cour se of performing their assigned functions, to prevent or detect misstatements on a time ly basis. A material weakness is a deficiency, or a combination of deficiencies, in internal contr ol over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a tim ely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited
purpose described in the first paragraph and would not necessar ily disclose all deficiencies in internal control that might be material weaknesses under standa rds established by the Public
Company Accounting Oversight Board (United States). However, we noted no deficiencies in the
Funds' internal control over financial reporting and its operati on, including controls over safeguarding securities that we consider to be a material weakne ss as defined above as of December 31, 2008.

This report is intended solely for the information and use of man agement and the Board of
Trustees of Federated Insurance Series and the Securities and Exc hange Commission and is not intended to be and should not be used by anyone other than those specified parties.





/s/ KPMG LLP
Boston, Massachusetts
February 13, 2009